Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-131457, 333-116369, 333-115311, 333-112238) of Tessera Technologies, Inc. of our report dated March 21, 2006, relating to the financial statements of Digital Optics Corporation, which is incorporated by reference in this Current Report on Form 8-K/A of Tessera Technologies, Inc. dated October 2, 2006.

/s/ Greer Walker LLP

October 2, 2006